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                                                                   EXHIBIT 10.28


        ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY AMERICAN RICE, INC. AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.


                              SERVICES AGREEMENT

        This Services Agreement ("Agreement") is entered into on October 21, 1994, by and between American Rice, Inc., a Texas corporation ("ARI") and Rice Milling & Trading Investments Limited, an Isle of Man Company ("RMTI").

        WHEREAS, RMTI operates a bulk rice receiving, processing, packing, warehousing facility in Jeddah, Saudi Arabia;

        WHEREAS, RMTI desires to process significant tonnage to efficiently initiate operation of its facility; and

        WHEREAS, ARI currently sells approximately 125,000 M.T. per year of U.S. origin rice in the Kingdom of Saudi Arabia and that ARI is the largest tonnage supplier of branded rice in Saudi Arabia;

        NOW, THEREFORE, in consideration of $10.00 and the premises, the respective covenants and agreements contained herein, the parties hereto agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the definitions set forth below.

        a. Any party shall have suffered an "Act of Bankruptcy" if such party becomes insolvent; makes a transfer in fraud of creditors; makes an assignment for the benefit of creditors; files a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or is adjudged bankruptcy or insolvent in proceedings filed against such party. Additionally any party shall have suffered an Act of Bankruptcy if a receiver or trustee is appointed for all or substantially all of the assets of such party.

        b.


             **



        c.   "C&F Cost" means cost and freight.



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    d.   "F.O.T." means free on truck.

    e.   "M.T." means metric ton.

    f. "Offset" means the non-defaulting party has the right to apply any and all sums the defaulting party owes it against non-defaulting party's obligations to the defaulting party.

    g. "Processing Fee" means the fees charged for packaging (excluding materials), vessel handling, discharge and unloading, port charges, truck loading, wharfage, insurance (ocean, liability, etc.) and warehousing/storage for 59 days.

    h.
         **


    i.   "Service Fee" has the meaning specified in Section 3b.

    j.   "$" means U.S. dollars.

2.  EXCLUSIVE SUPPLIER.

    a. RMTI covenants and agrees that ARI shall be RMTI's exclusive supplier of Vietnam and U.S. origin rice.

    b. Payment shall be F.O.B. stowed vessel upon presentation of documents to RMTI.

    c.
         **

3.  **

    a.   **







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    b.  For its U.S. origin rice product needs,  **



        The Services Fee includes all steps necessary to provide finished packed product F.O.T. Jeddah, Gizam and Damman, respectively, which Services Fee includes, without limitation, the Processing Fee (as defined in Section 4 of this Agreement), cost of ocean freight, Saudi stevedoring and all storage, milling, sorting and packing.

    c.  **


    d.  **

    e. Payments to RMTI are due either 30 days from F.O.T. bill of lading or receipt of invoice from RMTI, whichever is later.

    f.  **

    g. ARI, at its expense, shall provide packaging materials to RMTI and allow an all-inclusive packaging shrinkage of 1.5% on burlap, 7% on poly and 1.5% on kraft bales and corrugated cases.

    h.  **


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         ARI covenants and agrees to pay RMTI the sum due thereunder 30 days after receipt of the invoice.

     i. ARI agrees to pay RMTI ** per day for any rice stored in RMTI's facility for over 60 days; provided, however, that the total storage charges charged for storage shall not exceed **. Notwithstanding anything contained herein to the contrary, ARI is not obligated to pay RMTI any storage charges if the storage in excess of 60 days is caused by events beyond ARI's control.

4. PROCESSING FEE. The Processing Fee for the first five years of this Agreement shall be charged in the following manner:

                               **

For the remainder term of this Agreement, ARI and RMTI shall negotiate the amount of the Processing Fee annually; provided, however, that the increase in the Processing Fee will not exceed 5% per year.

5. OCEAN FREIGHT. ARI, at its sole discretion, shall have the option to provide the ocean freight **. All ocean freight costs shall be reviewed and approved by RMTI, which approval shall not be unreasonably withheld.

6.  **

7. INDIAN AND PAKISTAN ORIGIN RICE. Upon ARI's request, RMTI shall supply Indian and Pakistan origin rice at RMTI's C&F Cost plus the Processing Fee as defined in Section 4 of this Agreement.

8. RIGHT OF LAST REFUSAL. As long as ARI is price competitive and meets RMTI's quality requirements, RMTI unconditionally and irrevocably grants ARI a last right of refusal to be RMTI's exclusive supplier of Thailand origin rice.


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9.      PACKAGING.

        a. ARI agrees to deliver all orders for rice processing and packaging to RMTI at least 15 days before the rice shipment. Such order shall specify the types and quantities ordered and the types of packaging required.

        b. RMTI warrants and covenants that RMTI will meet shipping dates as requested in Section 9a as long as shipping requirements do not exceed RMTI's packaging and shipping capacity. RMTI warrants that its capacity to bag and ship to be no less than 15,000 M.T. per month. In the event that RMTI cannot meet ARI's packaging needs on a timely basis, RMTI shall prioritize ARI's packaging needs over all other packaging orders.

10.     NON-COMPETITION.

        a. RMTI agrees to pack ARI's U.S. origin and Vietnam origin rice on an exclusive basis. **

        b. RMTI covenants and agrees that at no time during the term of this Agreement for any reason shall RMTI introduce and/or market any U.S. origin or Vietnam origin rice in Saudi Arabia targeted against ARI's U.S. origin and Vietnam origin rice without written consent from ARI, which consent to be given at ARI's sole discretion; provided, however, that ARI has consented to RMTI marketing a U.S./Asian blend rice in the market place targeted towards institutional markets, i.e., military, schools, hospitals, relief funds, donations and other Saudi Arabian governmental entities.

        c. In the event of a breach by RMTI of the covenants set forth in these Sections 10, the parties agree that ARI shall have the option to bring an action against RMTI to enjoin RMTI from the activities causing the breach. In addition to such suit for equitable relief, ARI shall be entitled to seek compensatory and other damages caused by the breach of the covenants of these Sections 10.


11.     TERM OF THE AGREEMENT.  This Agreement shall be for a term of fifty
(50) years unless it is otherwise terminated by either party by giving a 5-year prior written notice of its election to terminate or in accordance with Section 19 of this Agreement.




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12.     PERSONNEL SUPPORT.  ARI agrees to provide, and RMTI agrees to utilize,
ARI employees with key supervisory functions at a cost to RMTI equal to such employee's base salary, employee overseas premium, all existing benefits (including, without limitation, 401K, medical insurance, life insurance, vehicle), plus an additional 20% administrative fee. RMTI agrees to provide, at RMTI's expense, overseas travel, housing, food and local transportation while the ARI employees are traveling to or from Saudi Arabia and while they are in the Kingdom of Saudi Arabia working on behalf of RMTI.

13.     QUALITY CONTROL.

        a. RMTI warrants and covenants to pack rice of equal or better quality than those shipped by ARI from Freeport, Texas, which quality shall be certified by independent certification prior to vessel loading. Should quality of rice deteriorate while in the RMTI facility, RMTI agrees to reimburse ARI the dollar amount resulting from such loss.

        b. ARI's quality control personnel shall have access to RMTI's receiving, processing and shipping areas and shall have the authority to examine and reject the rice based on its quality.

14. INSURANCE. RMTI shall procure and maintain throughout the term of this Agreement a policy or policies of insurance for the following:

        a. Ocean Liability -- insurance against risk, loss or damage covering all of ARI's rice in an amount equal to the value of the rice while aboard the vessels.

        b. General Liability Insurance -- insurance against all claims, demands or actions arising out of or in connection with RMTI's operations of the facility or the condition of the facility.

        c. Casualty Insurance -- insurance against risk, loss or damage covering all of ARI's rice in an amount equal to 100% of the value of the rice, including, without limitation, risks relating to strikes, riots and civil commotions.

        d. Evidence of Insurance -- RMTI will promptly deliver to ARI certificates of insurance evidencing that all insurance required to be maintained by RMTI hereunder will be in effect during the term of this Agreement.



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15.   TRADEMARKS AND GOODWILL.  RMTI unconditionally guarantees, warrants and covenants to preserve the integrity of ARI's products, trademarks and goodwill within the Kingdom of Saudi Arabia.

16.     INDEMNITY.

        a. RMTI hereby agrees to indemnify ARI and its affiliates, officers, directors, shareholders, employees, agents, representatives, and assigns and hold them harmless from any loss, expense or claims arising out of quality disputes, short weight claims, Jeddah port liability, labor problems or dispute, and any damage or injury caused by the negligence or misconduct of RMTI, or its affiliates, officers, directors, shareholders, employees, agents, representatives, employees, licensees or invitees.

        b. ARI hereby agrees to indemnify RMTI and its affiliates, officers, directors, shareholders, employees, agents, representatives, and assigns and hold them harmless from any loss, expense or claims arising out of any damage or injury caused by the negligence or misconduct of ARI, or its affiliates, officers, directors, shareholders, employees, agents or representatives.

17.     DEFAULT AND REMEDIES.

        a. The following events shall be deemed to be events of default by RMTI under this Agreement:

                i. RMTI shall fail to comply with any term, provision, or covenant of this Agreement, and such failure shall continue to be uncured for thirty (30) days.

                ii.     RMTI shall suffer an Act of Bankruptcy.

                iii.    RMTI elects to terminate this Agreement.

                iv. There is a material change in the ownership or the management of RMTI.

        b. The following events shall be deemed to be events of default by ARI under this Agreement:

                i. ARI shall fail to comply with any term, provision, or covenant of this Agreement, and such failure shall continue to be uncured for thirty (30) days.

                ii.     ARI shall suffer an Act of Bankruptcy.


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                iii.    ARI elects to terminate this Agreement.

        c. Upon the occurrence of any default by RMTI, ARI shall have the option to pursue any one or more of the following remedies without any further notice or demand whatsoever:

                i. ARI may immediately terminate this Agreement, exercise its right to Offset and bring suit against RMTI for additional losses and damages suffered by ARI.

                ii. ARI may exercise any and all rights and remedies afforded by the laws of the State of Texas, by equity or otherwise.

        d. Upon the occurrence of any default by ARI, RMTI shall have the option to pursue any one or more of the following remedies without any further notice or demand whatsoever:

                i. RMTI may immediately terminate this Agreement, exercise its right to Offset and bring suit against ARI for additional losses and damages suffered by RMTI.

                ii. RMTI may exercise any and all rights and remedies afforded by the laws of the State of Texas, by equity or otherwise.

18. NOTICES. Wherever any notice is required or permitted hereunder, such notice shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Registered mail, Return Receipt Requested, addressed to the parties hereto at the respective addresses set out below, or at such other addresses as they have theretofore specified by written notice:

                If to ARI:

                American Rice, Inc.
                16825 Northchase Drive, Suite 1500
                Houston, Texas 77060
                Attn:  Douglas Murphy




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                With a copy to:

                Michael W. Wood, Esq.
                Nathan, Wood & Sommers, A Professional Corporation 2700 Post Oak Boulevard, Suite 2500
                Houston, Texas 77056

                If to RMTI:

                Rice Milling & Trading Investments
                16825 Northchase Drive, Suite 1600
                Houston, Texas 77060
                Attn:  George Prchal and John Howland

19. APPLICABLE LAW; VENUE; SERVICE OF PROCESS. THE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE INTERPRETATION, VALIDITY, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT. THIS AGREEMENT HAS BEEN ENTERED INTO IN HARRIS COUNTY, TEXAS. ANY ACTION OR PROCEEDING AGAINST EITHER PARTY UNDER THIS AGREEMENT SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT IN HARRIS COUNTY, TEXAS, AND THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND WAIVES ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM.

20. SEVERABILITY. If any provision of this Agreement should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

21.  MISCELLANEOUS.

     a. The captions used herein are for convenience only and do not limit or amplify the provisions hereof.

     b. One or more waivers of any covenant, term or condition of this Agreement by either party shall not be construed as a waiver of subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

     c. This Agreement contains the entire agreement between the parties, and no agreement shall be effective to change, modify or terminate this Agreement in whole or in part unless such agreement is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought.

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     d.  No party hereunder shall be liable for any legal fees incurred by any other party in connection with the negotiation and preparation of this Agreement.

     e. The terms, provisions and covenants contained in this Agreement shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective heirs, successors in interest and legal representatives except as otherwise herein expressly provided. Notwithstanding anything herein contained to the contrary, RMTI shall not assign its rights of this Agreement without the express prior written consent of ARI, which consent shall not be unreasonably withheld.

     f. Any addendum which may be attached hereto and either signed or initialed by ARI and RMTI shall be deemed a part hereof as fully as though copied at length herein, and in the event such provision of an addendum attached hereto shall be inconsistent with a provision in the body of this Agreement, the provision as set forth in such addendum shall be deemed to control.

     g. Upon the request of any party (whether made before or after the institution of any legal proceeding) any action, dispute, claim, or controversy of any kind now existing or hereafter arising among parties in any way arising out of, pertaining to, or in connection with the Agreement or any aspect of the past or present relationships of the parties under the Agreement shall be resolved by binding arbitration administered by the American Arbitration Association (the "AAA") in accordance with the following terms and the Commercial Arbitration Rules of the AAA. Any party may bring an action by summary proceedings in court to compel arbitration of any such disputes. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. No provision of this arbitration program shall limit the rights of any party to obtain provisional or ancillary remedies such as injunctive relief before, during, or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies shall not constitute a waiver of the right of any party to submit the dispute to arbitration nor render inapplicable the compulsory arbitration provisions hereof. Without limitation of the foregoing, the parties shall be entitled to the benefits of each and all of the remedies and assistance provided for by applicable law. All statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding. The arbitrators shall resolve all disputes in accordance with the applicable



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                substantive law.  To the maximum extent practicable, an
                arbitration proceeding hereunder shall be concluded within one hundred eighty (180) days of the filing of the dispute with the AAA.

        h. In any litigation among the parties regarding this Agreement, the losing party shall pay to the prevailing party all reasonable expenses and court costs including attorneys' fees incurred by the prevailing party. A party shall be considered a prevailing party if (i) it initiated the litigation and substantially obtains the relief it sought, either through a judgment or the losing party's voluntary action before trial or judgment; (ii) the other party withdraws its action without substantially obtaining the relief it sought; or (iii) it did not initiate the litigation and judgment is entered for either party, but without substantially granting the relief sought.

        i. Each party warrants that it is authorized to enter into this Agreement, that the person signing on its behalf is duly authorized to execute this Agreement, and that no other signatures or approvals are necessary.

        j. In the event performance by ARI or RMTI of any term, condition, or covenant in this Agreement is prevented by strike, lockout, shortage of material or labor, restriction by any governmental authority, civil riot, flood, and any other cause not within the control of such party, the period for performance of such term, condition, or covenant shall be extended for a period equal to the period such party is so delayed or hindered.

        k. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.






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        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective proper representative on the 24 day of October, 1994.

                                   American Rice, Inc.


                                   By:    /s/  JOHN POOLE
                                          -----------------------------
                                   Name:  John Poole
                                          -----------------------------
                                   Title: Sr. V.P.
                                          -----------------------------


                                   Rice Milling & Trading Investments
                                   Limited


                                   By:    /s/  JOHN HOWLAND
                                          -----------------------------
                                   Name:  John Howland
                                          -----------------------------
                                   Title: Managing Director
                                          -----------------------------




                                       /s/   TERESA KINNEY

                                             TERESA KINNEY
                                     Notary Public, State of Texas
                                         My Commission Expires
                                           FEBRUARY 14, 1995




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